UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 27, 2026
NAUTICUS ROBOTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40611	87-1699753
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
17146 Feathercraft Lane, Suite 450, Webster, TX 77598
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (281) 942-9069
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KITT	The Nasdaq Stock Market LLC
Warrants	KITTW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On April 30, 2026, the Company issued a press release announcing that its compliance with the Equity Rule (as defined below). The press release is attached hereto and furnished as Exhibit 99.1 to this Current Report.

The information provided in this Item 7.01, including the accompanying Exhibit 99.1 shall be deemed “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of such section, nor shall it be incorporated by reference in any filing made by the Company pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

As previously disclosed by the Company in its filings with the Securities and Exchange Commission, on October 16, 2025, the Company received a deficiency letter (the “Deficiency Letter”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it did not comply with the minimum market value of listed securities requirement under Nasdaq Listing Rule 5550(b)(2) (the “MVLS Requirement”), nor did it meet the alternative requirements of stockholders’ equity under Nasdaq Listing Rule 5550(b)(1) (the “Equity Rule”) or net income under Nasdaq Listing Rule 5550(b)(3). The Company timely requested a hearing before a Nasdaq Hearings Panel (the “Panel”), which was held on December 4, 2025. The Hearings Panel granted the Company's request for continued listing on Nasdaq, subject to the following conditions: (1) From the date of the Panel decision until April 14, 2026 (the end of the Panel's jurisdiction in this matter), the Company shall maintain compliance with all Nasdaq Listing Rules; and (2) the Company shall maintain a shareholder equity value of $3.5 million for each fiscal quarter until December 19, 2026, based on a Mandatory Panel Monitor under Listing Rule 5815(d)(4)(A).

On December 19, 2025, the Company received a letter from Nasdaq indicating that it had demonstrated compliance with the Equity Rule and, as a result, satisfied the continued listing requirements of The Nasdaq Capital Market.

On April 27, 2026, the Company received a letter from the Panel confirming that the Company has satisfied the terms of the Panel’s December 4, 2025 decision and is in compliance with the applicable Nasdaq Listing Rules.

As set forth in the Panel’s determination and confirmed in the April 27, 2026 letter, the Company is still subject to a Mandatory Panel Monitor pursuant to Nasdaq Listing Rule 5815(d)(4)(B). During the monitoring period, the Company is required to maintain a minimum stockholders’ equity of $3.5 million for each fiscal quarter until the end of the Panel Monitor period, December 19, 2026. If the Company fails to satisfy this requirement, the Staff will issue a delisting determination with respect to the Company’s securities.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
99.1	Press Release, dated April 30, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2026	Nauticus Robotics, Inc.

	By:	/s/ Michael A. Ferrier
		Name:	Michael A. Ferrier
		Title:	General Counsel